Exhibit 10.5

                                    AMENDMENT
    TO THE EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN AGREEMENT DATED JANUARY 1,
          1999 AND THE LIFE INSURANCE ENDORSEMENT METHOD SPLIT DOLLAR
                         AGREEMENT DATED JANUARY 1, 1999

         This Amendment, made and entered into this 30 day November, 2000, by and between The Centreville National Bank of Maryland, a Bank organized and existing under the laws of the State of Maryland, hereinafter each referred to as a, "Bank", and Daniel T. Cannon, a Key Employee and Executive of the Bank, hereinafter referred to as the, "Executive", shall effectively amend the Executive Supplemental Retirement Plan Agreement and the Life Insurance Endorsement Method Split Dollar Agreement both dated January 1, 1999 as specifically set forth herein pursuant to the terms of said agreements.

The agreements shall be amended as follows:

1.) Subparagraph III (C) Termination of Service, contained in the Executive Supplemental Retirement Agreement shall be deleted in its entirety and replaced with the following:

         C.   Termination of Service:

              Subject to Subparagraph III (E) hereinafter, should the Executive suffer a termination of service [defined in Subparagraph I (E)], he shall be entitled to receive the balance in the Pre-Retirement Account paid over ten (10) years in equal installments commencing at the Normal Retirement Age [Subparagraph I (K)]. In addition to these payments, and commencing in the year in which the Executive attains his Normal Retirement Age, the Index Retirement Benefit for each year shall be paid to the Executive until his death.

2.) Subparagraphs VI (A), (B), (C) and (D), Division of Death Proceeds, contained in the Life Insurance Endorsement Method Split Dollar Plan Agreement shall be deleted in its entirety and replaced with the following:

         A. Upon the death of the Insured, the Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to eighty percent (80%) of the net-at-risk insurance portion of the proceeds. The net-at-risk insurance portion is the total proceeds less the cash value of the policy.

         B.   The Bank shall be entitled to the remainder of such proceeds.

         C. The Bank and the Insured (or assignees) shall share in any interest due on the death proceeds on a pro rata basis as the proceeds due each respectively bears to the total proceeds, excluding any such interest.

         This Amendment shall be effective the 30 day of November, 2000, and the Subparagraph III (C) referred to hereinabove shall supercede Subparagraph III
(C) of the January 1, 1999 Executive Supplemental Retirement Agreement and Subparagraphs VI (A), (B), and (C) referred to hereinabove shall supercede
Subparagraphs VI (A), (B). (C) and (D) of the January 1, 1999 Life Insurance Endorsement Method Split Dollar Plan Agreement. To the extent that any term, provision, or paragraph of said agreement is not specifically amended herein, or in any other amendment thereto, said term, provision, or paragraph shall remain in full force and effect as set forth in said January 1, 1999 agreement.

         IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Amendment and executed the original thereof on the 30 day of November, 2000, and that, upon execution, each has received a conforming copy.


                                           THE CENTREVILLE NATIONAL BANK
                                           OF MARYLAND
                                           CENTREVILLE, MARYLAND




                                           By:/s/ B. Vance Carmean, Jr.
-------------------------------               ----------------------------------
Witness                                       B. Vance Carmean, Jr., Chairman


                                              /s/ Daniel T. Cannon
-------------------------------               ----------------------------------
Witness                                       Daniel T. Cannon, Participant



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                                 LIFE INSURANCE

                      ENDORSEMENT METHOD SPLIT DOLLAR PLAN

                                    AGREEMENT


Insurer:                            Connecticut Mutual Life Insurance Company

Policy Number:

Bank:                               The Centreville National Bank

Insured:                            Daniel Cannon

Relationship of Insured to Bank:    Executive

The respective rights and duties of the Bank and the Insured in the subject policy shall be as defined in the following:

I.       DEFINITIONS

         Refer to the policy contract for the definition of all terms in this Agreement.

II.      POLICY TITLE AND OWNERSHIP

         Title and ownership shall reside in the Bank for its use and for the use of the Insured all in accordance with this Agreement. The Bank alone may) to the extent of its interest, Exercise the right to borrow or withdraw on the policy cash values. Where the Bank and the Insured (or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject Split Dollar policy. then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of tins Agreement.

III.     BENEFICIARY DESIGNATION RIGHTS

         The Insured (or assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive his share of the proceeds payable upon the death of the Insured. and to elect and change a payment option for such beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement.

IV.      PREMIUM PAYMENT METHOD

         The Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the policy in force.

V.       TAXABLE BENEFIT

         Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Bank (or its administrator) will report to the Employee the amount of imputed

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         income received each year on Form W-2 or its equivalent.

VI.      DIVISION OF DEATH PROCEEDS

         Subject to Paragraph VII herein, the division of the death proceeds of the policy is as follows:

         A. Should the Insured be employed by the Bank at the time of his or her death, the Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to eighty percent (80%) of the net at risk insurance portion of the proceeds. The net at risk insurance portion is the total proceeds less tile cash value of the policy.

         B. Should the Insured not be employed by the Bank at the time of his or her death, the Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to the following percentage of the proceeds described in Subparagraph VI (A) hereinabove that corresponds to the total number of years the Insured has been employed by the Bank from the date of this
              Agreement:

                       Total Years
                       of Employment
                       with the Bank             Vested
                       -------------             ------

                            1-10               10% vested per year
                                               (to a maximum of 100%)

         C.   The Bank shall be entitled to the remainder of such proceeds.

         D. The Bank and the Insured (or assignees) shall share in any interest due on the death proceeds on a pro rata basis as the proceeds due each respectively bears to the total proceeds, excluding any such interest.

VII.     DIVISION OF THE CASH SURRENDER VALUE OF THE POLICY

         The Bank shall at all times be entitled to an amount equal to the policy's cash value, as that term is defined in the policy contract, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable surrender charges. Such cash value shall be determined as of the date of surrender or death as the case may be.

VIII.    RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY  ELECTION EXISTS

         In the event the policy involves an endowment or annuity element, the Bank's right and interest in any endowment proceeds or annuity benefits, on expiration of the deferment period, shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the policy's cash value. Such endowment proceeds or annuity benefits shall be considered to be like death proceeds for the purposes of division under this Agreement.

IX.      TERMINATION OF AGREEMENT

         This Agreement shall terminate if the Insured shall be discharged from service with the Bank for cause. The term "for cause" shall mean gross negligence or gross neglect or the commission of a felony or gross misdemeanor involving moral turpitude, fraud, dishonesty or willful violation of any law that results in any adverse effect on the Bank.

         Upon such termination, the Insured (or assignee) shall have a forty-five (45) day option to receive from the Bank an absolute assignment of the policy in consideration of a cash payment to the Bank, whereupon this Agreement shall terminate. Such cash payment referred to hereinabove shall be the greater of:

         1. The Bank's share of the cash value of the policy on the date of such assignment, as defined in this Agreement.

         2. The amount of the premiums which have been paid by the Bank prior to the date of such assignment.

         If, within said forty-five (45) day period, the Insured fails to exercise said option, fails to procure the entire aforestated cash payment, or dies, then the option shall terminate, and the Insured (or assignee) agrees that all of his rights, interest and claims in the policy shall terminate as of the date of the termination of this Agreement.

         Except  as  provided   above,   this  Agreement  shall  terminate  upon
         distribution of the death benefit proceeds in accordance with Paragraph VI above.

X.       INSURED'S OR ASSIGNEE'S ASSIGNMENT RIGHTS

         The Insured may not, without the written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the subject policy nor any rights, options, privileges or duties created under this Agreement.

XI.      AGREEMENT BINDING UPON THE PARTIES

         This Agreement shall bind the Insured and the Bank, their heirs, successors, personal representatives and assigns.

XII.     NAMED FIDUCIARY AND PLAN ADMINISTRATOR

         The Centreville National Bank is hereby designated the "Named Fiduciary" until resignation or removal by the Board of Directors. As Named Fiduciary, the Bank shall be responsible for the management, control, and administration of this Split Dollar Plan as established herein. The Named Fiduciary may allocate to others certain aspects of the management and operation responsibilities of the plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

XIII.    FUNDING POLICY

         The funding policy for this Split Dollar Plan shall be to maintain the subject policy in force by paying, when due, all premiums required.

XIV.     CLAIM PROCEDURES FOR LIFE INSURANCE POLICY AND SPLIT DOLLAR PLAN

         Claim forms or claim information as to the subject policy can be obtained by contacting The Benefit Marketing Group, Inc. (770-952-1529). When the Named Fiduciary has a claim which may be covered under the provisions described in the insurance policy, he should contact the office named above, and they will either complete a claim form and forward it to an authorized representative of the Insurer or advise the named

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         Fiduciary what further  requirements  are  necessary.  The Insurer will evaluate and make a decision as to payment. If the claim is payable, a benefit check will be issued to the Named Fiduciary. In the event that a claim is not eligible under the policy, the Insurer will notify the Named Fiduciary of the denial pursuant to the requirements under the terms of the policy. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, he should contact the office named above and they will assist in making inquiry to the Insurer. All objections to the Insurer's actions should be in writing and submitted to the office named above for transmittal to the Insurer.

XV.      GENDER

         Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

XVI.     INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

         The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the policy provisions shall fully discharge the Insurer for any and all liability.

XVII.    CHANGE OF CONTROL

         Change of Control shall be deemed to be the cumulative transfer of more than fifty percent (50%) of the voting stock of the Bank from the date of this Agreement. For the purposes of this Agreement, transfers on account of deaths or gifts, transfers between family members, or transfers to a qualified retirement plan maintained by the Bank shall not be considered in determining whether there has been a Change of Control. Upon a Change of Control, if the Insured's employment is subsequently terminated, except for cause, then the Insured shall be one hundred percent (100%) vested in the benefits promised in this Agreement and, therefore, upon the death of the Insured, the Insured's beneficiary(ies) (designated in accordance with Paragraph III) shall receive the death benefit provided herein as if the Insured had died while employed by the Bank [See Subparagraph VI (A)]. In addition, no sale, merger or consolidation of the Bank shall take place unless the new or surviving entity expressly acknowledges the obligations under this Agreement and agrees to abide by its terms. In accordance with Paragraph TV of this Agreement, upon a Change of Control, the Bank shall either pay all the premiums due in one lump sum or pay the premiums due annually.

Executed at Centreville, Maryland this 1st day of January, 1999.


                                           THE CENTREVILLE NATIONAL BANK
                                           OF MARYLAND
                                           CENTREVILLE, MARYLAND



                                           /s/ B. Vance Carmean, Jr., Chairman
-------------------------------            -------------------------------------
Witness                                                                 Title


                                           /s/ Daniel Cannon
-------------------------------            -------------------------------------
Witness                                    Daniel Cannon